Exhibit 99.1

EQT Completes Acquisition of Tug Hill and XcL Midstream

PITTSBURGH, August 22, 2023 /PRNewswire/ -- EQT Corporation (NYSE: EQT) (“EQT” or the “Company”) today announced it has closed its previously announced acquisition of THQ Appalachia I Midco, LLC (“Tug Hill”) and THQ-XcL Holdings I Midco, LLC (“XcL Midstream”). Final consideration after purchase price adjustments was comprised of approximately $2.4 billion of cash and 49.6 million shares of EQT common stock. EQT funded the cash portion of the consideration with $1.25 billion of term loan borrowings, $1 billion of cash on hand and the $150 million cash deposit previously held in escrow.

Toby Z. Rice, President and CEO, said, “We are excited to complete this strategic transaction and welcome the Tug Hill and XcL Midstream teams to EQT. These assets have among the lowest breakeven prices in Appalachia, and should reduce our pro forma NYMEX free cash flow breakeven price by approximately $0.15 per MMBtu,(1) providing greater resiliency to our business moving forward. We also see the potential for more than $80 million per year of synergies, which could drive additional reductions to our corporate cost structure over time.”

Tug Hill’s upstream assets are currently producing approximately 800 MMcfe per day with a 20 percent liquids yield. XcL Midstream’s gathering and processing assets add 145 miles of owned and operated midstream gathering systems that connect to every major long-haul interstate pipeline in southwest Appalachia. The Company plans to provide pro forma financial guidance with its third quarter earnings results.

(1)	Defined as the average Henry Hub price needed to generate positive free cash flow under a maintenance production plan; assumes ($0.50) average differential and excludes cash taxes. Free cash flow is a non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding this non-GAAP financial measure.

Investor Contact:
Cameron Horwitz
Managing Director, Investor Relations & Strategy
412.395.2555
Cameron.Horwitz@eqt.com

Media Contact:

Bridget McNie

Director of Communications

412.720.4500

Bridget.McNie@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. Learn more at eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding the Company’s plans, expectations, goals, and projections relating to the Company’s acquisition of Tug Hill and XcL Midstream (the “Acquisition”), including statements relating to the benefits or synergies therefrom, statements regarding the projected impacts on the Company’s cost structure, cash flow and breakeven price, and statements relating to the Company’s plans, objectives, strategies, expectations and intentions with respect to the assets to be acquired in such Acquisition, including the timing of integration of such assets.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (NGLs) and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other significant transactions, including the Acquisition. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Free cash flow is defined as adjusted operating cash flow (which is defined as net cash provided by operating activities less changes in other assets and liabilities) less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Free cash flow is a non-GAAP supplemental financial measure used by the Company’s management to assess liquidity, including the Company’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that this measure provides useful information to external users of the Company’s consolidated financial statements, such as industry analysts, lenders and ratings agencies. Free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected free cash flow to projected net cash provided by operating activities, without unreasonable effort.

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